EXHIBIT 5.1

SIDLEY AUSTIN llp	BEIJING	LOS ANGELES
ONE SOUTH DEARBORN	BRUSSELS	NEW YORK
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866
November 24, 2008
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Wintrust Financial Corporation, an Illinois corporation (the “Company”), and Wintrust Capital Trust VI, a Delaware statutory business trust (the “Capital Trust”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of: (i) shares of the Company’s common stock, no par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, no par value (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”); (iii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”); (iv) warrants to purchase Common Stock, Debt Securities or Preferred Stock (the “Warrants”); (v) stock purchase contracts (the “Stock Purchase Contracts”); (vi) stock purchase units (the “Stock Purchase Units”); (vii) trust preferred securities of the Capital Trust (the “Trust Preferred Securities”); (viii) a guarantee to be issued by the Company to holders of the Trust Preferred Securities (the “Guarantee”); and (ix) junior subordinated debentures to be issued by the Company to the Capital Trust (the “Junior Subordinated Debentures” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts, Stock Purchase Units, Trust Preferred Securities and the Guarantee, the “Securities”). Unless otherwise specified in the applicable prospectus supplement: (i) the Senior Debt Securities will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into between the Company and a trustee (the “Senior Trustee”); (ii) the Subordinated Debt Securities will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Company and a trustee (the “Subordinated Trustee”); (iii) the Trust Preferred Securities will be issued under an amended and restated trust agreement (the “Trust Agreement”) to be entered into among the Capital Trust, the Company, as depositor, a property trustee (the “Property Trustee”), a Delaware trustee and certain administrative trustees; and (iv) the Junior Subordinated Debentures will be issued under an (the “Junior Subordinated Indenture”) to be entered into between the Company and a trustee (the “Junior Subordinated Trustee”); in each case substantially in the form filed as an exhibit to the Registration Statement.
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Wintrust Financial Corporation
November 24, 2008

          This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement, the exhibits filed therewith and certain resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) and the Trust dated November 13, 2008. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.
          Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
          1. With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Amended and Restated Articles of Incorporation of the Company, as amended (the “Charter”), and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.
          2. The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter and the Resolutions establishing and designating such series of Preferred Stock and fixing and determining the relative rights and preferences thereof and authorizing the issuance and sale of

Wintrust Financial Corporation
November 24, 2008

such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Illinois a statement duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Charter and such final resolutions, setting forth such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.
          3. The Depositary Shares covered by the Registration Statement will be legally issued and entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a deposit agreement relating to such Depositary Shares (a “Deposit Agreement”) shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred stock depositary; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter and the Resolutions establishing and designating the series of Preferred Stock underlying the Depositary Shares and fixing and determining the relative rights and preferences thereof and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have filed with the Secretary of State of the State of Illinois a statement duly executed on behalf of the Company with respect to the series of Preferred Stock underlying the Depositary Shares in conformity with the Charter and such final resolutions, setting forth such final resolutions; (vi) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred stock depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement.
          4. Each issue of Warrants covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, Debt Securities or Preferred Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a warrant agreement (the “Warrant Agreement”) relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement; (iv) the

Wintrust Financial Corporation
November 24, 2008

Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above have been taken; (vi) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 5 or 6 below, as applicable, have been taken; (vii) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above have been taken and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and the final resolutions of the Board or a duly authorized committee thereof and shall have been delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.
          5. Each series of Senior Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary indenture supplement to the Senior Indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Resolutions authorizing the terms, issuance and sale of such series of Senior Debt Securities and the execution and delivery of a Senior Indenture (including any necessary indenture supplement to the Senior Indenture); (iv) the Senior Indenture (including any necessary indenture supplement) shall have been duly executed and delivered by the Company and the Senior Trustee; and (v) the Senior Debt Securities shall have been duly executed by the Company and authenticated by the Senior Trustee and issued as provided in the Senior Indenture, any applicable indenture supplement, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          6. Each series of Subordinated Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Resolutions

Wintrust Financial Corporation
November 24, 2008

authorizing the terms, issuance and sale of such series of Subordinated Debt Securities and the execution and delivery of a Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture); (iv) the Subordinated Indenture (including any necessary indenture supplement) shall have been duly executed and delivered by the Company and the Subordinated Trustee; (v) the Subordinated Debt Securities shall have been duly executed by the Company and authenticated by the Subordinated Trustee and issued as provided in the Subordinated Indenture, any applicable indenture supplement, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          7. The Stock Purchase Contracts and/or the Stock Purchase Units will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts and/or Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly authorized, executed and delivered by the parties thereto; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units; (v) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (vi) if such Stock Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 5 or 6 above, as applicable, have been taken; and (vii) certificates representing such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.
          8. The Trust Preferred Securities will be legally issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Capital Trust, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Trust Preferred Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Trust Agreement shall have been duly executed and delivered by each of the parties thereto and shall have been qualified under the TIA; (iv) the terms of the Trust Preferred Securities shall have been established in accordance with the Trust Agreement; and (v) the Trust Preferred Securities shall have been duly executed and authenticated and issued in accordance with the Trust Agreement, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor. We note, however, that the holders of the Trust Preferred Securities may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and/or security in

Wintrust Financial Corporation
November 24, 2008

connection with, and pay taxes or governmental charges arising from, transfers of Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Property Trustee to exercise its rights and powers under the Trust Agreement.
          9. The Guarantee will be a legally issued and binding obligation of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Guarantee Agreement shall have been qualified under the TIA; (iii) a prospectus supplement with respect to the Guarantee and the Trust Preferred Securities to which the Guarantee relates shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iv) the Guarantee Agreement shall have been executed and delivered by the Company and a guarantee trustee; (v) the Trust Preferred Securities to which the Guarantee relates shall have been duly issued as set forth in paragraph 8 above; (vi) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter and the Resolutions authorizing the issuance of the Guarantee; and (vii) the Guarantee shall have issued in accordance with the Guarantee Agreement, the Trust Agreement and such resolutions and shall have been delivered to the purchasers of the Trust Preferred Securities to which the Guarantee relates against payment of the agreed consideration therefor.
          10. The Junior Subordinated Debentures will be legally issued and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Junior Subordinated Debentures and the Trust Preferred Securities to which the Junior Subordinated Debentures relate shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Junior Subordinated Indenture shall have been duly executed and delivered by the Company and the Junior Subordinated Trustee and the Junior Subordinated Indenture shall have been qualified under the TIA; (iv) the Trust Preferred Securities to which the Junior Subordinated Debentures relate shall have been duly issued as set forth in paragraph 8 above; (v) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter and the Resolutions authorizing the issuance of the Junior Subordinated Debentures; and (vi) the Junior Subordinated Debentures shall have been duly executed and authenticated and issued as provided in the Junior Subordinated Indenture, any applicable indenture supplement and the final resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          The opinions in paragraphs 3 through 7, 9 and 10 above are qualified to the extent that the enforcement of the Depositary Shares and related Deposit Agreement, the Debt Securities, the Senior Indenture, Subordinated Indenture, the Warrants and related Warrant Agreement, the Stock Purchase Contracts, the Stock Purchase Units, the Trust Preferred Securities, Trust Agreement, the Guarantee, the Junior Subordinated Debentures and the Junior

Wintrust Financial Corporation
November 24, 2008

Subordinated Indenture may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Debt Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.
          For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each share of Common Stock, each share of Preferred Stock, each issue of Depositary Shares, Warrants, each issue of Stock Purchase Contracts and/or Stock Purchase Units, each series of Debt Securities, the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security (other than Common Stock) will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Capital Trust, as the case may be, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Capital Trust, as the case may be; (iii) the authorization thereof by the Company or the Capital Trust, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) in the case of the issue of Depositary Shares, the terms and conditions of the Depositary Shares and the underlying Preferred Stock and the related Depositary Agreement will be as expressly contemplated in the prospectus supplement relating thereto; (v) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be as expressly contemplated in the prospectus supplement relating thereto; (vi) in the case of the issue of the Debt Securities, the form of Senior Indenture or form of Subordinated Indenture will not have been modified or amended; (vii) in the case of the issue of Trust Preferred Securities, the form of Trust Agreement will not have been modified or amended; (viii) in the case of the issue of the Junior Subordinated Debentures, the form of Junior Subordinated Indenture will not have been modified or amended; and (ix) the Charter, as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that each Warrant Agreement, each Deposit Agreement, each Stock Purchase Contract and/or Stock Purchase Unit, the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture, each supplement to the Subordinated Indenture, the Guarantee Agreement, the Junior Subordinated Indenture and each indenture supplement to the Junior Subordinated Indenture will be governed by the laws of the State of Illinois, and that the Trust Agreement will be governed by the laws of the State of Delaware. With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly

Wintrust Financial Corporation
November 24, 2008

formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by the Company under the terms of the Guarantee Agreement.
          This letter is limited to the laws of the State of Illinois, the Statutory Trust Act of the State of Delaware and the Federal laws of the United States of America.
          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,
/s/ Sidley Austin LLP